CONSENT OF QUALIFIED THIRD-PARTY FIRM

WOOD CANADA LIMITED

October 5, 2023

Re: Form F-3 Registration Statement to be filed by Lithium Americas Corp. (the "Company")

I, Gregory J. Gosson, on behalf of Wood Canada Limited (Wood), consent to:

• the use of the report titled "Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA" (the "Technical Report Summary"), with an effective date of December 31, 2022, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission, as an exhibit to and referenced in the Registration Statement on Form F-3 being filed by the Company with the United States Securities and Exchange Commission (the "Form F-3");

• the use of and reference to our company name, including our status as a third-party firm comprising mining experts (as that term is used in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission), included in or incorporated into the Form F-3, in connection with the Form F-3 and the Technical Report Summary; and

• the use of any extracts from, or summary of, the Technical Report Summary in, or incorporated into, the Form F-3 and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by Wood, that is included or incorporated by reference in the Form F-3.

We are responsible for authoring, and this consent pertains to the magnesium sulfate crystallization to production of final product, excluding magnesium precipitation in Sections 10.2.4.1, 10.2.4.3, 10.2.5.1 to 10.2.5.3,  portions of 10.5, Tables 14-2 and 14-4 and corresponding parts of 14.2.1 in Section 14.2, Sections 14.3.5.1, 14.3.5.3, 14.3.5.4, 14.3.6, 14.3.7, 14.4.4, 14.4.5, 14.4.7, 14.4.8, 14.4.9 and corresponding parts of 14.4.10 and 14.4.11 and corresponding sections of 1.9, 1.12, 2.1, 22.6, 23.4 and 24 of the Technical Report Summary. We certify that we have read the Form F-3 and that it fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

Wood Canada Limited

By: /s/ Gregory J. Gosson

Name: Gregory J. Gosson

Title: Technical Director, Geology & Compliance